Exhibit 10.5

PERSONAL GUARANTEE OF GUARANTOR

Reference is made to the 6% Secured Convertible Note, dated November 30, 2007 (the “Note”), of MILLENNIUM BIOTECHNOLOGIES GROUP, INC. (the “Company”) to HARBORVIEW MASTER FUND LP (the “Holder”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note. This Guarantee is for the benefit of the Holder with respect to such Note.

To induce the Holder to make the loan to the Company contemplated by the Loan Agreement, the undersigned MILLENNIUM BIOTECHNOLOGIES, INC., a Delaware corporation (sometimes referred to as the “Guarantor” or the “Grantor Subsidiary”), which is a wholly-owned subsidiary of the Company, hereby unconditionally personally guarantees to the Holder, the timely and full fulfillment of all of the obligations of the Company under the Note (the “Note Obligation”) or under any other obligations which the Company may now have, or at any time in the future may have, to the Holder (collectively, with the Note Obligation, the “Obligations”) on the terms provided herein.

The guaranty provided by the Guarantor hereby is referred to as the “Guarantee.”

Guarantor agrees that the Holder may proceed against Guarantor alone on account of this Guarantee without any obligation to proceed against or to exhaust any remedies against the Company or against any other Party.

The Guarantor’s obligations to the Holder are secured pursuant to the terms of that certain Security Interest Agreement of even date herewith to which the Guarantor is a party (“Security Interest Agreement”).

Guarantor agrees that the Holder may extend or modify the terms of the Obligations with, or make additional advances to, the Company without the prior consent of the Guarantor, but the terms of this Guarantee shall continue to apply to the Obligations as so extended or modified or increased. Except to the extent that the Guarantor actually fulfills any of the Obligations, no Guarantee by the Guarantor or any other guarantor shall reduce or modify the obligations of the Company or any other Party hereunder or under any of the Transaction Documents or any other documents reflecting any of the Obligations. The Holder is not obligated to proceed against the collateral described in the Security Interest Agreement of the Company or in any pledge or similar agreement (howsoever denominated; each such pledge or similar agreement, a “Pledge Agreement”) or against any other guarantor providing a guaranty of all or any of the Obligations to the Holder before proceeding under this Guaranty or the Security Interest Agreement of the Guarantor.

Any payments received by the Holder, whether from or on behalf of the Company, directly or indirectly (including any proceeds derived from any security interest granted to the Holder by the Company or from any Pledge Agreement) or from the disposition of the Collateral (as defined in the Security Interest Agreement), shall be applied in the following order of priority: (i) first, to any amounts due to the Holder under any of the Transaction Agreements or other documents reflecting any Obligations other than interest and principal on the Note or any other Obligation which calls for the repayment of an advance or other periodic or scheduled payment of money to the Holder, (ii) then, to accrued but unpaid interest on the Holder’s Note or such other Obligation, and (iii) then, to principal on the Holder’s Note or such other Obligation.

Guarantor represents to the Holder that the Board of Directors of the Guarantor has deemed that the execution and delivery of this Guaranty and of this Security Interest Agreement to which it is a party, and the Guarantor’s performance of its obligations under each of them, to be necessary and convenient to the conduct, promotion or attainment of the business of the Guarantor by reason of the benefits to the Company, which owns all of the outstanding stock of the Guarantor, from the Loan Agreement or otherwise.

Guarantor represents to the Holder that this Guarantee is the valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

The provisions of Articles IV and V of the Note which are applicable to Guarantor are incorporated herein by reference as if set forth herein in full.

Guarantor agrees that the provisions of Sections 10, 11(a)(i) and 12 of the Loan Agreement apply to the Guarantor, as if Guarantor were the Company named therein (and the Holder is the Buyer named therein).

A facsimile or photocopy of this signed Guarantee shall be legal and binding on all parties hereto. This Guarantee may be signed in one or more counterparts, each of which shall be deemed an original.

If any provision of this Guarantee shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Guarantee or the validity or enforceability of this Guarantee in any other jurisdiction.

This Guarantee may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

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Guarantor acknowledges that Guarantor is aware that Holder is explicitly relying on the execution and delivery of this Guarantee by the Guarantor and on the enforceability of this Guarantee against the Guarantor in making the determination to enter into the Loan Agreement and to consummate the loan transaction contemplated thereby.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the 30th day of November, 2007

GUARANTOR:
MILLENNIUM BIOTECHNOLOGIES, INC.

By:	/s/ Frank Guarino
Name:	Frank Guarino
Title:	CFO

Acknowledged

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

By:	/s/ Frank Guarino
Name:	Frank Guarino
Title:	CFO